UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2013

The Pulse Network, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-54741
(Commission File Number)

45-4798356
(IRS Employer Identification No.)

437 Turnpike Street
Canton, Massachusetts 02021
(Address of principal executive offices)(Zip Code)

(781) 821-6600
Registrant’s telephone number, including area code

iSoft International Inc.
1 Ahmed Kamal Street, Sidi Gaber
Alexandria 21311
Telephone: +20 (100) 920-4278
(Former name or former address, if changed since last report.)

Copies to:
Thomas E. Puzzo, Esq.
Law Offices of Thomas E. Puzzo, PLLC
4216 NE 70th Street
Seattle, Washington 98115
Telephone No.: (206) 522-2256
Facsimile No.: (206) 260-0111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Form 8-K. Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Form 8-K could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Form 8-K to conform our statements to actual results or changed expectations.

Item 1.01 Entry into a Material Definitive Agreement

On March 29, 2013, the Pulse Network, Inc., formerly known as iSoft International Inc., a Nevada corporation (the “Company”), entered into a Share Exchange Agreement, dated March 29, 2013 (the “Share Exchange Agreement”), by and among the Company, The Pulse Network, Inc., a Massachusetts corporation (“The Pulse Network”), and the holders of common stock of The Pulse Network.  The holders of the common stock of The Pulse Network consisted of Stephen Saber, Nicholas Saber and John Saber.

Under the terms and conditions of the Share Exchange Agreement, the Company sold 75,000,000 shares of common stock, 1,000 shares of Series A Preferred Stock and 15,000,000 shares of Series B Preferred Stock of the Company in consideration for all the issued and outstanding shares in The Pulse Network.  Each share of Series A Preferred Stock is convertible into one share of common stock of the Company and requires the consent of the majority of the holders of Series A Preferred Stock to change the composition of the board of directors or President and Chief Executive Officer of the Company, change the Articles of Incorporation or Bylaws of the Company, or engage in merger, sale of assets, share exchange or other reorganization of the Company. Each share of Series B Preferred Stock is convertible into 5 shares of common stock and equal to 100 votes of common stock of the Company.  The effect of the issuance is that The Pulse Network shareholders now hold approximately 90.9% of the issued and outstanding shares of common stock of the Company.

Stephen Saber, the Company’s new Chief Executive Officer and Chairman of the Board of Directors, is the holder of 31,005,000 shares of common stock of the Company, 414 shares of Series A Preferred Stock (convertible into 414 shares of common stock) of the Company and 6,201,000 shares of Series B Preferred Stock of the Company (convertible into 31,005,000 shares of common stock).  Stephen Saber, therefore, controls 62,010,414 shares, or 37.5%, of the outstanding common stock of the Company, on a fully diluted basis.

Nicholas Saber, the Company’s new President, Secretary, Treasurer, as well as being a new Director, is the holder of 21,997,500 shares of common stock of the Company, 293 shares of Series A Preferred Stock (convertible into 293 shares of common stock) of the Company and 4,399,500 shares of Series B Preferred Stock of the Company (convertible into 21,997,500 shares of common stock).  Nicholas Saber, therefore, controls 43,995,293 shares, or 26.6%, of the outstanding common stock of the Company, on a fully diluted basis.

John Saber, the Company’s new Chief Information Officer, as well as being a new Director, is the holder of 21,997,500 shares of common stock of the Company, 293 shares of Series A Preferred Stock (convertible into 293 shares of common stock) of the Company and 4,399,500 shares of Series B Preferred Stock of the Company (convertible into 21,997,500 shares of common stock).  John Saber, therefore, controls 43,995,293 shares, or 26.6%, of the outstanding common stock of the Company, on a fully diluted basis.

Stephen Saber, Nicholas Saber and John Saber are brothers.

As a result of the share exchange with Stephen Saber, Nicholas Saber and John Saber, The Pulse Network is now a wholly-owned subsidiary of the Company.   Articles of Exchange were filed with the Commonwealth of Massachusetts, effective March 29, 2013.

The Pulse Network was incorporated on December 24, 2008, in Massachusetts.  The business of The Pulse Network was originally developed at Exgenex, Inc., a New York corporation (“Exgenex”), formed in April 2002.  Exgenex changed its name to “CrossTech Group, Inc.”  (“CrossTech New York”) in February 2008.  On December 24, 2008, The Pulse Network was formed in Massachusetts under the name of “CrossTech Group, Inc.”, merged (as the surviving corporation) with CrossTech New York on December 31, 2009, and changed its name to “The Pulse Network Inc.” on June 2, 2011.

The business of The Pulse Network is now the principal business of the Company.  The Pulse Network provides a service to businesses to create a platform for delivering content, primarily video but also written and curated content, integrated with digital, social media and offline event strategies.  The Pulse Network’s platform helps digital and event marketers create better engagement and drive leads with the power of content marketing. The Pulse Network’s solutions help brands accelerate their social strategy and create engaging content, help event organizers drive audience and engagement, and help public relations companies and professionals reach targeted audiences with The Pulse Network’s original content.  All The Pulse Network’s content is deliverable and consumable online and via popular social and mobile channels, designed to enable brands to engage with prospective consumers.

Pursuant to a Stock Redemption Agreement dated March 29, 2013, the Company redeemed from Mr. Mohamad Ayad, who served as President and Chief Executive Officer, Secretary, Treasurer and Director from March 9, 2011 until March 29, 2013, 75,000,000 shares of common stock of the Company for an aggregate redemption price of $7.50 and a mutual release of claims with the Company, the effect of which is that Mr. Ayad no longer holds any shares of common stock or any other securities of the Company immediately following the redemption.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information disclosed in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.01.

As described in Item 1.01 above, on we completed the acquisition of The Pulse Network pursuant to the Share Exchange Agreement. The disclosures in Item 1.01 of this Form 8-K regarding the transactions contemplated by the Share Exchange Agreement are incorporated herein by reference in its entirety.

FORM 10 DISCLOSURE

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the completion of the transactions contemplated by the Share Exchange Agreement.  Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, set forth below is the information that would be required if the Company was required to file a general form for registration of securities on Form 10 under the Exchange Act with respect to its common stock, which is the only class of the Company’s securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the transactions contemplated by the Share Exchange Agreement.  The information provided below relates to the combined operations of the Company after the acquisition of The Pulse Network, except that information relating to periods prior to the date of the reverse acquisition only relate to The Pulse Network and its consolidated subsidiaries unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

We were incorporated as iSoft International, Inc. on March 9, 2011, in the State of Nevada.  Effective March 14, 2013, under the laws of Nevada, we amended our Articles of Incorporation to change our name from “iSoft International, Inc.” to “The Pulse Network, Inc.”  From inception until we completed our reverse acquisition of The Pulse Network, the principal business of the Company was the development and operation of online games for social networking websites.  We partially developed our first game, titled “Curse of the Pharaohs.”  We have never had any revenues and have had a limited operating history.

Reverse Acquisition of The Pulse Network

On March 29, 2013, the Pulse Network, Inc., formerly known as iSoft International Inc., a Nevada corporation (the “Company”), entered into a Share Exchange Agreement, dated March 29, 2013 (the “Share Exchange Agreement”), by and among the Company, The Pulse Network, Inc., a Massachusetts corporation (“The Pulse Network”), and the holders of common stock of The Pulse Network.  The holders of the common stock of The Pulse Network consisted of Stephen Saber, Nicholas Saber and John Saber.

Under the terms and conditions of the Share Exchange Agreement, the Company sold 75,000,000 shares of common stock, 1,000 shares of Series A Preferred Stock and 15,000,000 shares of Series B Preferred Stock of the Company in consideration for all the issued and outstanding shares in The Pulse Network.  Each share of Series A Preferred Stock is convertible into one share of common stock of the Company and requires the consent of the majority of the holders of Series A Preferred Stock to change the composition of the board of directors or President and Chief Executive Officer of the Company, change the Articles of Incorporation or Bylaws of the Company, or engage in merger, sale of assets, share exchange or other reorganization of the Company. Each share of Series B Preferred Stock is convertible into 5 shares of common stock and equal to 100 votes of common stock of the Company.  The effect of the issuance is that The Pulse Network shareholders now hold approximately 90.9% of the issued and outstanding shares of common stock of the Company.

Stephen Saber, the Company’s new Chief Executive Officer and Chairman of the Board of Directors, is the holder of 31,005,000 shares of common stock of the Company, 414 shares of Series A Preferred Stock (convertible into 414 shares of common stock) of the Company and 6,201,000 shares of Series B Preferred Stock of the Company (convertible into 31,005,000 shares of common stock).  Stephen Saber, therefore, controls 62,010,414 shares, or 37.5%, of the outstanding common stock of the Company, on a fully diluted basis.

Nicholas Saber, the Company’s new President, Secretary, Treasurer, as well as being a new Director, is the holder of 21,997,500 shares of common stock of the Company, 293 shares of Series A Preferred Stock (convertible into 293 shares of common stock) of the Company and 4,399,500 shares of Series B Preferred Stock of the Company (convertible into 21,997,500 shares of common stock).  Nicholas Saber, therefore, controls 43,995,293 shares, or 26.6%, of the outstanding common stock of the Company, on a fully diluted basis.

John Saber, the Company’s new Chief Information Officer, as well as being a new Director, is the holder of 21,997,500 shares of common stock of the Company, 293 shares of Series A Preferred Stock (convertible into 293 shares of common stock) of the Company and 4,399,500 shares of Series B Preferred Stock of the Company (convertible into 21,997,500 shares of common stock).  John Saber, therefore, controls 43,995,293 shares, or 26.6%, of the outstanding common stock of the Company, on a fully diluted basis.

Stephen Saber, Nicholas Saber and John Saber are brothers.

As a result of the share exchange with Stephen Saber, Nicholas Saber and John Saber, The Pulse Network is now a wholly-owned subsidiary of the Company.   Articles of Exchange were filed with the Commonwealth of Massachusetts, effective March 29, 2013.

The share exchange transaction with The Pulse Network was treated as a reverse acquisition, with The Pulse Network as the acquiror and the Company as the acquired party. Unless the context suggests otherwise, when we refer in this Form 8-K to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of The Pulse Network.

Organization & Subsidiaries

We have one operating subsidiary, The Pulse Network, Inc., a Massachusetts corporation.

Overview of The Pulse Network

Through our wholly owned subsidiary, The Pulse Network was incorporated on December 24, 2008, in Massachusetts.  The business of The Pulse Network was originally developed at Exgenex, Inc., a New York corporation (“Exgenex”), formed in April 2002.  Exgenex changed its name to “CrossTech Group, Inc.”  (“CrossTech New York”) in February 2008.  On December 24, 2008, The Pulse Network was formed in Massachusetts under the name of “CrossTech Group, Inc.”, merged (as the surviving corporation) with CrossTech New York on December 31, 2009, and changed its name to “The Pulse Network Inc.” on June 2, 2011.

The business of The Pulse Network is now the principal business of the Company.  The Pulse Network provides a service to businesses to create a platform for delivering content, primarily video but also written and curated content, integrated with digital, social media and offline event strategies.  The Pulse Network’s platform helps digital and event marketers create better engagement and drive leads with the power of content marketing. The Pulse Network’s solutions help brands accelerate their social strategy and create engaging content, help event organizers drive audience and engagement, and help public relations companies and professionals reach targeted audiences with The Pulse Network’s original content.  All The Pulse Network’s content is deliverable and consumable online and via popular social and mobile channels, designed to enable brands to engage with prospective consumers.

The Pulse Network currently operates from offices located at 437 Turnpike Street, Canton, Massachusetts 02021.  The Pulse Network’s website is www.thepulsenetwork.com.

Total revenues for The Pulse Network, for the nine months ended December 31, 2012 decreased by 5.3% to $3,162,375 from $3,340,106 in the nine months ended December 31, 2011.   For the nine months ended December 31, 2012 gross profit decreased to $1,923,244 from $2,292,769 for the nine months ended December 31, 2011.

Total revenues for year ended March 31, 2012 decreased by 19.6% to $4,157,757 from $5,173,206 for the year ended March 31, 2011.

The Pulse Network provides a service to businesses to create a platform for delivering content, primarily video but also written and curated content, integrated with digital, social media and offline event strategies.  The Pulse Network’s platform helps digital and event marketers create better engagement and drive leads with the power of content marketing. The Pulse Network’s solutions help brands accelerate their social strategy and create engaging content, help event organizers drive audience and engagement, and help public relations companies and professionals reach targeted audiences with The Pulse Network’s original content.  All The Pulse Network’s content is deliverable and consumable online and via popular social and mobile channels, designed to enable brands to engage with prospective consumers.

Content Marketing Platform

The Pulse Network’s social media team helps clients assess the performance of their current social channels vs. competitors, create a content roadmap to feed these channels, educate client staff via workshops, Webinars and its Pulse Networking Events, such as the Inbound Marketing Summit, and drive customer engagement and word of mouth via targeted campaigns.

The Pulse Network’s identifies and engages with influencers and community leaders, and determining each community’s nuances and protocols, tailoring client messaging and helping clients ‘speak the language’ of each channel. The goal is consistent engagement and creative delivery, aligned both with the needs of the community and business goals.

Starting with their strategy and audit, The Pulse Network offers integrated social media programs along with video-based content creation, community building and turnkey social marketing campaigns.

The Pulse-On Platform

Whether clients are building out their own community on Facebook or a gated members-only web site, content is the engine that drives discussions, community growth and conversions. Not just any content, but content that is useful and relevant, easy to share, and available where customers want it.

Increasingly, the most engaging and effective content for creating business communities and driving engagement is socially enabled video content, as 84% of those attending virtual events take some action, including visiting a vendor’s site, according to a MarketingProfs study. Yet, professional, web-ready video content has traditionally been the most expensive media to produce at the rate necessary to drive engagement.

The Pulse Network’s Video Community Development Platform helps businesses integrate content creation and/or repurposing, digital presence solutions, and the Pulse Network’s unique Content Performance Index to create and grow a client’s community and marketplace – via the power of professional video content, social media and multichannel delivery.

The Pulse-On Platform has been used to create and leverage communities for leading B2B and consumer brands. The Pulse Network starts with an assessment of the business objectives, where the target audience lives and what they discuss, and create a content map and schedule designed to drive maximum awareness and evolve patterns of repeat engagement through listening and analytics.

The Pulse Network’s team manages all aspects of producing, syndicating and analyzing the video community content, and integrates blogs, forums, and feeds to optimize content productivity and delivery. A benchmark The Pulse Network community development platform incorporates the following elements:

•
The Pulse Network Executive Brief 3.0 efficiently captures video content from thought leaders and builds awareness – creating a month’s worth of new content (5 segments) in just one hour of an executive’s time, saving time and making more productive content;

•	The Pulse Network Webinar 3.0 nurtures and recruits new community members through longer format live and on demand video content, used to boosts acquisition and engagement; and

•	The Pulse Network Dashboard for listening helps clients optimize content relevancy and velocity.

The Pulse-On Platform accelerates development of the social business community through the integration of these core products, as well as program management, ongoing monitoring and listening provides feedback and visibility into what topics and key words are trending, and who the influencers are.

Regardless of the channel, content is king. Guided by a multi-layer content model and SEO best practices, The Pulse Network’s video content and tools help organizations to repurpose and monetize their content assets across digital, social and mobile channels with the reach of Enterprise Social TV. By helping clients tap the full potential of expert, curated and user-generated content, clients engage audiences on different fronts and cultivate relationships with both contributors and consumers, driving deeper engagement, fostering reuse, and lowering the overall cost of new content creation.

The Pulse Network has been a pioneer in Enterprise Social TV, and has a full web broadcast studio based in their Canton MA headquarters under the direction of a 20-year broadcast veteran. Leveraging the platform, The Pulse Network offers several video content solutions including Executive Brief 3.0, Webinar 3.0, and our Event Live 3.0 remote studio offering to capture rich content and stream live programming from a community event.

Producing the right mix of content at the optimal rate is essential to meeting specific business goals. During the initial awareness phase, which accompanies a community launch, content must be produced to build the ‘library’ and depth of community assets for maximum productivity. This requires the right mix of expert content, curated content and user-generated content according to business goals and best practices.

The Pulse Network’s community development platform is tailored to achieve the right product mix and optimal content velocity to establish and grow a client’s  target base. All content is post-produced to be consumable across communities, authentic and portable, boost SEO, recruit fans/ followers/ members, and build engagement – the foundations for a sustainable community of interest.

Pulse Networking Events and Conferences

The Pulse Network has grown to be a leader in producing engaging events and conferences around three areas: business technology for mid-sized enterprises and organizations, executive-level summits in high-growth industries, and the company’s flagship event for marketers and media professionals – the Inbound Marketing Summit, which attracted more than 1,000 attendees to Boston.

The Pulse Network programs appeal to business executives, IT decision makers, marketing professionals and technology enthusiasts, and leverage The Pulse Network’s video-powered campaign and event platform to deliver uniquely engaging experiences before, during and after each event. The Pulse Network also works with other organizations on their Event Marketing and delivers a full suite of Event Technology Solutions.

Event Database Platform

Created by the team that developed the industry-leading Exgenex registration system, The Pulse Event Database Platform was built from the ground up by meeting planners, for meeting planners. In fact, the Pulse Network social event software leadership team and advisors  have over 50 years of combined tradeshow experience. In addition, the single platform approach allows a client to run their entire suite of events, both domestic and international, produced in English or foreign languages in the same master database.

The Pulse Network pioneered onsite self registration, web-based registration and reporting. In addition, The Pulse Network was a first to provide onsite electronic badge printing (eBadge), and live replication between onsite registration and back-office systems.

Other The Pulse Network capabilities include full event management support – including show production and sponsorship sales, a comprehensive speaker management system, with the ability to manage complete speaker processing through the system, from call for papers, to ranking proposals and managing sessions, and CEU session tracking and reporting, with full scheduling / tracking of CEU credits, online access for attendees, and email updates.

For lead management, the Pulse Network offers HostMyLeads.com, along with extensive event marketing and mobile capabilities, including lead retrieval, session surveys, product locator, exhibitor layout, and reporting.
Since 1992, The Pulse Network has been providing event technologies, registration and lead generation services to businesses, event organizers and associations of all sizes. Today these solutions include web services and lead management programs to help clients engage with their community across all channels – online, mobile or face to face.

The Pulse Network’s Event Database Solutions include a comprehensive multi-channel SaaS platform for marketing support, registration, housing, management reporting, lead retrieval, online production, event web sites, and CEU tracking, along with services for marketing and event management used at events worldwide ranging in size from 50 to 200,000 participants.

Intellectual Property

We rely on a combination of trademark laws, trade secrets, confidentiality provisions and other contractual provisions to protect our proprietary rights, which are primarily our brand names, product designs and marks. We do not own patents.

Government Regulation and Approvals

We are not aware of any governmental regulations or approvals for any of our products.

Employees

As of the date hereof, we have 29 employees who work full-time.

DESCRIPTION OF PROPERTIES

Our executive offices are located at 437 Turnpike Street, Canton, Massachusetts 02021.  We do not own any real estate or other physical properties material to our operations.

We operate our business from approximately 8,350 square feet of leased space, 50% of which is beneficially owned by Stephen Saber and Nicholas Saber, two of our officers and directors.  The Company leases its office space under a non-cancelable lease agreement with a related party (50% of which is beneficially owned by Stephen Saber and Nicholas Saber, two of our officers and directors) which expires August 1, 2015.  Future minimum rent payment under this agreement are $72, 369 for each of the years ending March 31, 2013, 2014 and 2015 and $24,123 for the year ending March 31, 2016. Total rent expense, including common area, maintenance, taxes, insurance and utilities, was $130,426 and $127,163 for the years ended March 31, 2012 and 2011, respectively.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

RISKS RELATING TO OUR COMPANY

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan. We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months. If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing. Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

If our estimates related to future expenditures are erroneous or inaccurate, our business will fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for legal and accounting services (including those we expect to incur as a publicly reporting company), for website marketing and development expenses, and for administrative expenses, which management estimates to be approximately between $100,000 and $125,000 over the next twelve months. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

Any significant disruption in our website presence or services could result in a loss of customers.

Our plans call for our customers to access our service through our website. Our reputation and ability to attract, retain and serve our customers will be dependent upon the reliable performance of our website, network infrastructure and fulfillment processes (how we deliver services purchased by our customers). Prolonged or frequent interruptions in any of these systems could make our website unavailable or unusable, which could diminish the overall attractiveness of our subscription service to existing and potential customers.

Our servers will likely be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions and delays in our service and operations and loss, misuse or theft of data. It is likely that our website will periodically experience directed attacks intended to cause a disruption in service, which is not uncommon for web-based businesses. Any attempts by hackers to disrupt our website service or our internal systems, if successful, could harm our business, be expensive to remedy and damage our reputation. Efforts to prevent hackers from entering our computer systems are expensive to implement and may limit the functionality of our services. Any significant disruption to our website or internal computer systems could result in a loss of subscribers and adversely affect our business and results of operations.

We are in a competitive market which could impact our ability to gain market share which could harm our financial performance.

The business of delivering content integrated with digital, social media and offline event strategies is very competitive. Barriers to entry on the Internet are relatively low, and we face competitive pressures from numerous companies that have existed and been successful in this general market space for many years. There are a number of successful businesses that offer content delivery, such as we do, which may prevent us from gaining enough market share to become successful. These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service. If we cannot gain enough market share, our business and our financial performance will be adversely affected.

We are a small company with limited resources relative to our competitors and we may not be able to compete effectively.

The niche content delivery businesses of our competitors have longer operating histories, greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors will have greater credibility with our potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their services than we may be able to devote to our services. Therefore, we may not be able to compete effectively and our business may fail.

The loss of the services of Stephen Saber, our Chief Executive Officer, who also serves as one of our three directors, or our failure to timely identify and retain competent personnel could negatively impact our ability to operate our business and sell our services.

The operation of our business will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers who are developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of Stephen Saber or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services, which could adversely affect our financial results and impair our growth.

We process, store and use personal information and other data, which subjects us to governmental regulation and other legal obligations related to privacy. Our actual or perceived failure to comply with such obligations could harm our business.

We receive, store and process personal information and other user data, including credit card information for certain users. There are numerous federal, state and local laws around the world regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other user data, the scope of which are changing, subject to differing interpretations, and may be inconsistent between countries or conflict with other rules. We generally comply with industry standards and are subject to the terms of our privacy policies and privacy-related obligations to third parties (including, in certain instances, voluntary third-party certification bodies such as TRUSTe). It is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to users or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other user data, may result in governmental enforcement actions, litigation or negative publicity and could cause our users and advertisers to lose trust in us, which could have an adverse effect on our business. Additionally, if third parties with whom we work, such as advertisers, vendors or developers, violate applicable laws or our policies, such violations may also put our users’ information at risk and could have an adverse effect on our business.

Our business is subject to a variety of U.S. and foreign laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business.

We are subject to a variety of laws in the United States and abroad, including laws regarding data retention, privacy, distribution of user-generated content and consumer protection, that are frequently evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly outside the United States. For example, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content provided by users. In addition, regulatory authorities around the world are considering a number of legislative and regulatory proposals concerning data protection and other matters that may be applicable to our business. It is also likely that if our business grows and evolves and our solutions are used in a greater number of countries, we will become subject to laws and regulations in additional jurisdictions. It is difficult to predict how existing laws will be applied to our business and the new laws to which we may become subject.

If we are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to discontinue certain products or features, which would negatively affect our business. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred to prevent or mitigate this potential liability could also harm our business and operating results.

Our potential customers will require a high degree of reliability in the delivery of our services, and if we cannot meet their expectations for any reason, demand for our products and services will suffer.

Our success depends in large part on our ability to assure generally error-free services, uninterrupted operation of our network and software infrastructure, and a satisfactory experience for our customers’ end users when they use Internet-based communications services. To achieve these objectives, we depend on the quality, performance and scalability of our products and services, the responsiveness of our technical support and the capacity, reliability and security of our network operations. We also depend on third parties over which we have no control. For example, our ability to serve our customers is based solely on our network access agreement with one service provider and on that service provider’s ability to provide reliable Internet access. Due to the high level of performance required for critical communications traffic, any failure to deliver a satisfactory experience to end users, whether or not caused by our own failures could reduce demand for our products and services.

We incur costs associated with SEC reporting compliance, which may significantly affect our financial condition.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $125,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

RISKS ASSOCIATED WITH OUR SECURITIES

Our shares of common stock are very thinly traded, and the price may not reflect our value and there can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Although our common stock is quoted on the Over-the-Counter Bulletin Board, our shares of common stock do not trade and the price of our common stock, if traded, may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

If a more active market should develop, the price of our shares of common stock may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in our securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

Our common stock is subject to the “penny stock” rules of the sec and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 200,000,000 shares of common stock, and 25,000,000 shares of “blank check” preferred stock,  1,000 shares of which have been designated as “Series A Preferred Stock” and 15,000,000 shares of which have been designated as “Series B Preferred” Stock  As of the date of this Form 8-K, the Company had 90,000,000 shares of common stock issued and outstanding, 1,000 shares of Series A Preferred Stock (convertible into 1,000 shares of common stock) and 15,000,000 shares of Series B Preferred Stock (convertible into 75,000,000 shares of common stock). Accordingly, we may issue up to an additional 110,000,000 shares of common stock and an additional 9,999,000 shares of preferred stock. The future issuance of common stock and/or preferred stock will result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our insiders, Stephen Saber, Nicholas Saber and John Saber, beneficially own a significant portion of our stock, and accordingly, may have control over stockholder matters, our business and management.

As of the date of this Form 8-K, our three officers and directors, collectively beneficially own 75,000,000 shares of common stock, 1,000 shares of Series A Preferred Stock (convertible into 1,000 shares of common stock) and 15,000,000 shares of Series B Preferred Stock (convertible into 75,000,000 shares of our common stock).  Therefore, in the aggregate, our three officers and directors, collectively hold 90.9% of our issued and outstanding shares of common stock.  Each share of Series A Preferred Stock is convertible into one share of common stock of the Company and requires the consent of the majority of the holders of Series A Preferred Stock to change the composition of the board of directors or President and Chief Executive Officer of the Company, change the Articles of Incorporation or Bylaws of the Company, or engage in merger, sale of assets, share exchange or other reorganization of the Company. Each share of Series B Preferred Stock is convertible into 5 shares of common stock and equal to 100 votes of common stock of the Company.  As a result, three officers and directors, as a group, will have the discretion to:

•	Elect or defeat the election of our directors;

•	Amend or prevent amendment of our Articles of Incorporation or Bylaws;

•	effect or prevent a merger, sale of assets or other corporate transaction; and

•	affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our insiders, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our three officers and directors, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. Stockholders may never be able to sell shares when desired.  Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the fiscal year ended March 31, 2012, and for the nine months ended December 31, 2012, should be read in conjunction with our financial statements, and the notes to those financial statements that are included elsewhere in this Form 8-K. References in this section to “we,” “us,” “our” or “The Pulse Network” are to the consolidated business of The Pulse Network.

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Recent Developments

Reverse Acquisition of The Pulse Network

On March 29, 2013, we completed a reverse acquisition transaction through a share exchange with The Pulse Network whereby we acquired all of the issued and outstanding shares of The Pulse Network in exchange for 75,000,000 shares of our common stock, 1,000 shares of our Series A Preferred Stock and 15,000,000 shares of our Series B Preferred Stock, which represented approximately 90.9% of our total shares of common stock outstanding (assuming the conversion of the Series A Preferred Stock and Series B Preferred Stock into shares of common stock) immediately following the closing of the transaction.

Under the terms and conditions of the Share Exchange Agreement, the Company sold 75,000,000 shares of common stock, 1,000 shares of Series A Preferred Stock and 15,000,000 shares of Series B Preferred Stock of the Company and in consideration for all the issued and outstanding shares in The Pulse Network.  Each share of Series A Preferred Stock is convertible into one share of common stock of the Company and requires the consent of the majority of the holders of Series A Preferred Stock to change the composition of the board of directors or President and Chief Executive Officer of the Company, change the Articles of Incorporation or Bylaws of the Company, or engage in merger, sale of assets, share exchange or other reorganization of the Company. Each share of Series B Preferred Stock is convertible into 5 shares of common stock and equal to 100 votes of common stock of the Company.  The effect of the issuance is that The Pulse Network shareholders now hold approximately 90.9% of the issued and outstanding shares of common stock of the Company.

Stephen Saber, the Company’s new Chief Executive Officer and Chairman of the Board of Directors, is the holder of 31,005,000 shares of common stock of the Company, 414 shares of Series A Preferred Stock (convertible into 414 shares of common stock) of the Company and 6,201,000 shares of Series B Preferred Stock of the Company (convertible into 31,005,000 shares of common stock).  Stephen Saber, therefore, controls 62,010,414 shares, or 37.5%, of the outstanding common stock of the Company, on a fully diluted basis.

Nicholas Saber, the Company’s new President, Secretary, Treasurer, as well as being a new Director, is the holder of 21,997,500 shares of common stock of the Company, 293 shares of Series A Preferred Stock (convertible into 293 shares of common stock) of the Company and 4,399,500 shares of Series B Preferred Stock of the Company (convertible into 21,997,500 shares of common stock).  Nicholas Saber, therefore, controls 43,995,293 shares, or 26.6%, of the outstanding common stock of the Company, on a fully diluted basis.

John Saber, the Company’s new Chief Information Officer, as well as being a new Director, is the holder of 21,997,500 shares of common stock of the Company, 293 shares of Series A Preferred Stock (convertible into 293 shares of common stock) of the Company and 4,399,500 shares of Series B Preferred Stock of the Company (convertible into 21,997,500 shares of common stock).  John Saber, therefore, controls 43,995,293 shares, or 26.6%, of the outstanding common stock of the Company, on a fully diluted basis.

Stephen Saber, Nicholas Saber and John Saber are brothers.

As a result of the reverse acquisition, The Pulse Network became our wholly owned subsidiary and the former shareholders of The Pulse Network became our controlling stockholders. The share exchange transaction with The Pulse Network was treated as a reverse acquisition, with The Pulse Network as the acquiror and the Company as the acquired party.

The Pulse Network was incorporated on December 24, 2008, in Massachusetts.  The business of The Pulse Network was originally developed at Exgenex, Inc., a New York corporation (“Exgenex”), formed in April 2002.  Exgenex changed its name to “CrossTech Group, Inc.”  (“CrossTech New York”) in February 2008.  On December 24, 2008, The Pulse Network was formed in Massachusetts under the name of “CrossTech Group, Inc.”, merged (as the surviving corporation) with CrossTech New York on December 31, 2009, and changed its name to “The Pulse Network Inc.” on June 2, 2011.

The business of The Pulse Network is now the principal business of the Company.  The Pulse Network provides a service to businesses to create a platform for delivering content, primarily video but also written and curated content, integrated with digital, social media and offline event strategies.  The Pulse Network’s platform helps digital and event marketers create better engagement and drive leads with the power of content marketing. The Pulse Network’s solutions help brands accelerate their social strategy and create engaging content, help event organizers drive audience and engagement, and help public relations companies and professionals reach targeted audiences with The Pulse Network’s original content.  All The Pulse Network’s content is deliverable and consumable online and via popular social and mobile channels, designed to enable brands to engage with prospective consumers.

Critical Accounting Policies and Estimates

The Company’s financial statements have been prepared in accordance with U.S. GAAP. In connection with the preparation of the financial statements, the company is required to make assumptions and estimates about future events, and apply judgments that affect the reported amounts of assets, liabilities, revenue, expenses and related disclosures. It based assumptions, estimates and judgments on historical experience, current trends and other factors that management believes to be relevant at the time the consolidated financial statements are prepared. On a regular basis, management reviews accounting policies, assumptions, estimates and judgments to ensure that the financial statements are presented fairly and in accordance with U.S. GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from assumptions and estimates, and such differences could be material.

Critical Accounting Policies and Estimates

Financial statements have been prepared in accordance with U.S. GAAP. In connection with the preparation of the financial statements, the Company is required to make assumptions and estimates about future events, and apply judgments that affect the reported amounts of assets, liabilities, revenue, expenses and related disclosures. It based assumptions, estimates and judgments on historical experience, current trends and other factors that management believes to be relevant at the time the consolidated financial statements are prepared. On a regular basis, management reviews accounting policies, assumptions, estimates and judgments to ensure that the financial statements are presented fairly and in accordance with U.S. GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from assumptions and estimates, and such differences could be material.

Results of operations for nine months ended December 31, 2012 compared to nine months ended December 31, 2011.

Revenues and Cost of Revenues

During the nine months ended December 31, 2012 and 2011 the Company generated revenues from 3 primary business segments, being:

•	Revenues earned from usage of the Pulse Network Platform for management and support of client events or conferences.

•	Revenues paid by sponsors and attendees for conferences hosted by the Company.

•	Revenues earned by providing ongoing development and support for client content and digital marketing programs.

•	In 2011, the Company was also providing social media marketing agency services, which were discontinued into 2012.

Total revenues for the nine months ended December 31, 2012 decreased by 5.3% to $3,162,375 from $3,340,106 in the nine months ended September 30, 2011.   The decrease for the nine months ended December 31, 2012 is mainly attributable to the elimination of the Company’s social media marketing agency business.

Cost of revenues for the nine months ended December 31, 2012 increased by 18.3% to $1,239,131 from $1,047,337 in the nine months ended December 31, 2011.  The increase for the nine months ended December 31, 2012 is mainly attributable to the elimination of related costs of the business segment noted above.

For the nine months ended December 31, 2012 gross profit decreased to $1,923,244 from $2,292,769 for the nine months ended December 31, 2011.

Selling and Marketing

Selling and marketing expenses for the nine months ended December 31, 2012 decreased by 34.8% to $328,886 from $504,194 for the nine months ended December 31, 2011. The decrease in selling and marketing expenses is attributable to a decrease in Company production of online content and programs.

General and Administrative

General and administrative expenses for the nine months ended December 31, 2012 increased slightly by1.9% to $1,917,619 from $1,882,190 for the nine months ended December 31, 2011. The increase in general and administrative expenses is attributable to an increase in marketing and organization management. General and administrative expenses also includes $52,766 of property, plant and equipment depreciation for the nine months ended December 31, 2012 compared to $46,550 for 2011.

Net Loss Attributable to the Company

The net loss attributable to the Company for the nine months ended December 31, 2012 was $323,261 compared to $93,615 for the nine months ended December 31, 2011.  The net loss or the nine months ended December 31, 2012 and December 31, 2011 was mainly attributable to the transitioning of the business from social media agency services to software based online video development and related corporate marketing.

Liquidity and Capital Resources

As of December 31, 2012, the Company’s total current assets were $560,980 and our total current liabilities were $1,887,582.  On December 31, 2012, we had an accumulated deficit of $2,160,861. For the nine months ended December 31, 2012 the Company financed its business with net revenues generated by its business and $746,735 in short term loans from primary shareholders and third parties. As a result, the Company had negative working capital of $985,230 on December 31, 2012 compared with negative working capital of $1,042,730 on March 31, 2012. Cash and cash equivalents on December 31, 2012 were nil, a decrease of $10,727 from March 31, 2012.

Operating activities used cash of $747,299 in the nine months ended December 31, 2012 compared to a net increase in cash of $43,015 for the nine months ended December 31, 2011. There were no investing activities in the nine months ended December 31, 2012. The sole investing activity in the comparable period ended December 31, 2011 was the purchase of $53,446 of equipment.

Financing activities provided cash of $736,572 in the nine months ended December 31, 2012, compared to $18,155 in the nine months ended December 31, 2011. 2012 financing activities include $496,735 of primary shareholder advances and a $250,000 secured bank line. The shareholder advances are unsecured, bear no interest and are to be repaid out of Company cash flow. The bank line is secured by a first charge over the Company’s assets and guaranteed by the Company’s shareholders, bears interest at 4.5% and matures within 12 months from the date of the advance.

Results of operations for fiscal year ended March 31, 2012 compared to the fiscal year ended March 31, 2011.

Revenues and Cost of Revenues

The Company generated revenues from 3 primary business segments, being:

•	Revenues earned from usage of the Pulse Network Platform for management and support of client events or conferences.

•	Revenues paid by sponsors and attendees for conferences hosted by the Company.

•	Revenues earned by providing ongoing development and support for client content and digital marketing programs.

•	In 2011, the Company was also providing social media marketing agency services, which were discontinued as the Company entered 2012.

Total revenues for year ended March 31, 2012 decreased by 19.6% to $4,157,757 from $5,173,206 for the year ended March 31, 2011. The decrease for the year ended March 31, 2012 is mainly attributable to the elimination of the Company’s social media marketing agency business and discontinuance of several conference programs in late 2011 as it began to focus on its platform and content marketing related business.

Cost of revenues for the year ended March 31, 2012 decreased by 15.4% to $1,231,897 from $1,456,289 in comparable period ended March 31, 2011.  The decrease for the year ended March 31, 2012 is mainly attributable to the elimination of related costs of the two business segments noted above.

Selling and Marketing

Selling and marketing expenses for the year ended March 31, 2012 increased by 70.4% to $655,851 from $384,896 for the year ended March 31, 2011. Selling and marketing expenses increased significantly in 2012 in conjunction with the completion of the Company’s software programs which are used to assist clients manage their online content marketing efforts.  In 2012, the Company launched a comprehensive marketing campaign and hired 2 senior sales and marketing personnel to launch the new product.

General and Administrative

General and administrative expenses for the year ended March 31, 2012 decreased by 23.6% to $2,307,352 from $3,020,018 for the year ended March 31, 2011. The decrease in general and administrative expenses is primarily attributable to the elimination of the Company’s social media marketing agency business and discontinuance of several conference programs in late 2011 as noted above, and reduction of the media production group which assisted in the development of online video programming. General and administrative expenses also includes $80,379 of property, plant and equipment depreciation for the year ended March 31, 2012 compared to $62,294 for 2011.

Net Income/Loss Attributable to the Company

The net loss attributable to the Company for the year ended March 31, 2012 was $(37,343) compared to net income of $312,003 for the comparable period ended March 31, 2011.  The loss for the current year was a culmination of all of the above noted as the Company transitioned from its social media marketing agency and conference business to its content marketing and event marketing and management software and solutions.

Liquidity and Capital Resources

As of March 31, 2012, total current assets were $334,319 and total current liabilities were $1,319,549.  On March 31, 2012, the Company had an accumulated deficit of $(1,780,100). The Company financed its operations through net revenue generation from its business.

As a result, the Company had negative working capital of $985,230 on March 31, 2012 compared to a negative working capital balance of $843,267 on March 31, 2011. Cash and cash equivalents on March 31, 2012 were $10,727, a decrease of $54,496 from the $65,223 reported on March 31, 2011. The Company used this cash in addition to cash generated from operations primarily for purchases of equipment and retirement of outstanding debt.

Operating activities provided cash of $136,467 in the year ended March 31, 2012 compared to $20,120 for the year ended March 31, 2011. Cash provided by operating activities in the year ended March 31, 2012 resulted primarily from net revenues generated by the business, less selling, marketing and administrative expenses, and payroll for our employees.

The company’s sole investing activity for March 31, 2012 consisted of purchases of equipment of $53,446, compared to $130,405 during the year ended March 31, 2011.  Financing activities in both 2012 and 2011 experienced a net use of cash. $137,517 was used to repay outstanding debt in the year ended March 31, 2012 compared to $8,726 in 2011. This includes $127,420, versus $5,000 in the comparable period, to repay advances from Company shareholders.

Off-Balance Sheet Arrangements

As of December 31, 2012, the Company had no off balance sheet arrangements  that have had or that would be expected to be reasonably likely to have a future material effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Outlook

The Company believes that its future success will depend upon its ability to enhance and grow its business. The Company’s current anticipated levels of revenues and cash flow are subject to many uncertainties and cannot be assured.  In order to have sufficient cash to meet anticipated requirements for the next twelve months, the Company requires additional financing. The inability to generate sufficient cash from operations or to obtain required additional funds could require the Company to curtail its operations. There can be no assurance that acceptable financing to fund ongoing operations can be obtained on suitable terms, if at all. If the Company is unable to obtain the financing necessary to support its operations, it may be unable to continue as a going concern. In that event, the Company may be forced to cease operations.

Summary of Significant Accounting Policies

Principles of Consolidation - The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from these estimates.

Cash - The Company maintains its cash balances in one financial institution. The balances are insured by the Federal Deposit Insurance Corporation up to $250,000. Bank deposits at times may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Accounts Receivable - Accounts receivable represent balances due from customers. Credit risk associated with balances due from customers is evaluated by management relative to financial condition and past payment experience. Balances that remain outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts.  The allowance of doubtful accounts was $4,100 and $2,800 at December 31, 20132 and 20122, respectively.

Property and Equipment - Property and equipment is stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets, which range from three to five years. Repairs and maintenance costs are expensed as incurred.

Impairment of Long-Lived Assets – Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset or asset group to estimated future undiscounted net cash flows of the related asset or group of assets over their remaining lives. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized for the amount by which the carrying amount exceeds the estimated fair value of the asset. Impairment of long-lived assets is assessed at the lowest levels for which there are identifiable cash flows that are independent of other groups of assets. The impairment of long-lived assets requires judgments and estimates. If circumstances change, such estimates could also change.

Concentrations of Sales to Certain Customers – During 2012 the Company had sales to one customer that accounted for approximately 11% of total revenue during 2012.

Revenue Recognition - The Company’s revenue consists principally of event platform revenue derived from management of customer events and recognized at the conclusion of the event; event sponsor revenue derived from sponsors of events hosted by the Company and recognized at the conclusion of the event; and content marketing platform and other revenue are derived from providing ongoing solutions related to customer website content and are recognized as services are provided over the life of the contract.

Deferred Revenue - Deferred revenue consists of billings or payments received for future events in advance of revenue recognition. The Company recognizes these billings and payments as revenue when the revenue recognition criteria are met.

Income Taxes – The Company has elected to be treated as an S Corporation for federal and state income tax purposes whereby its income or losses are passed through to its stockholders.  Accordingly, there is no provision for federal income taxes in these financial statements. The Company is liable in Massachusetts for state corporate taxes based upon tangible assets The Company recognizes in its financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The Company’ policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. The Company did not have any unrecognized tax benefits or accrued interest and penalties during the years ended December 31, 2013 and 2012 and does not anticipate having any unrecognized tax benefits over the next twelve months. The Company is subject to audit by the IRS for tax periods commencing January 1, 2009.

Recent pronouncements

The Company has evaluated all recent accounting pronouncements and believes that none will have a material effect on the company’s financial statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date hereof with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of: 437 Turnpike Street, Canton, Massachusetts 02021.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock (1)

Common Stock	Stephen Saber (2)	62,010,414	(3)	37.5%
Common Stock	Nicholas Saber (4)	43,995,293	(5)	26.6%
Common Stock	John Saber (6)	43,995,293	(7)	26.6%
All directors and executive officers as a group (2 persons)		150,001,000		90.9%

(1) As of March 29, 2013 immediately after the closing of acquisition of The Pulse Network, we have 165,001,000 shares of common stock outstanding.   1,000 of such shares are reserved for issuance for the conversion of 1,000 shares of Series A Preferred Stock into 1,000 shares of common stock, and 75,000,000 shares are reserved for issuance for the conversion of 15,000,000 shares Series B Preferred Stock into 75,000,000 shares of common stock.

(2) Appointed Chief Executive Officer and Chairman of the Board of Directors on March 29, 2013.

(3)   Of the 62,010,414 shares of common stock referenced, 31,005,000 shares are reserved for issuance upon the conversion at any time upon the discretion of Stephen Saber from 15,000,000 shares of Series B Preferred Stock currently held by him, and 414 shares are reserved for issuance upon the conversion at any time upon the discretion of Stephen Saber from 414 shares of Series A Preferred Stock currently held by him.

(4) Appointed President, Secretary, Treasurer and a Director on March 29, 2013.

(5) Of the 43,995,293 shares of common stock referenced, 21,997,500 shares are reserved for issuance upon the conversion at any time upon the discretion of Nicholas Saber from 4,399,500 shares of Series B Preferred Stock currently held by him, and 293 shares are reserved for issuance upon the conversion at any time upon the discretion of Stephen Saber from 293 shares of Series A Preferred Stock currently held by him.

(6)  Appointed Chief Information Officer and a Director on March 29, 2013.

(7)  Of the 43,995,293 shares of common stock referenced, 21,997,500 shares are reserved for issuance upon the conversion at any time upon the discretion of John Saber from 4,399,500 shares of Series B Preferred Stock currently held by him, and 293 shares are reserved for issuance upon the conversion at any time upon the discretion of John Saber from 293 shares of Series A Preferred Stock currently held by him.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages, and positions of our executive officers and directors as of the date of this Form 8-K.

Name	Age	Positions

Stephen Saber	45	Chief Executive Officer and Chairman of the Board of Directors
Nicholas Saber	41	President, Secretary, Treasurer and Director
John Saber	46	Chief Information Officer and Director

Stephen Saber
Chief Executive Officer and Chairman of the Board of Directors

Stephen Saber has served as our Chief Executive Officer and Chairman of the Board of Directors, since March 29, 2013.  Mr. Saber has served as the Chief Executive Officer and Director of The Pulse Network since its formation in June 2011. From June 1994 until June 2011, Mr. Saber was President of CrossTech Partners and CEO of New Marketing Labs, which merged with The Pulse Network in June 2011. Earlier in his career, he was a managing director at Cambridge Technology Partners (CTP) – one of the fastest growing public IT Services companies. CTP became the leading IT consulting and systems integration firm focused on the deployment of client-server based business applications for Fortune 500 clients. Over the past five years, Mr. Saber has played an advisory role in several major merger and acquisition transactions ranging from $30 million to $450 million in Digital Media and IT. He has also guest lectured in the entrepreneurship program at Babson College. Mr. Saber received his M.B.A. from Harvard Business School and B.A. in Computer Science and Psychology from Harvard University. Mr. Saber’s knowledge of and career at the Pulse Networks led to our conclusion that he should serve as a director in light of our business and structure.

Nicholas Saber
President, Secretary, Treasurer and Director

Nicholas Saber has served as our President, Secretary, and a Director, since March 29, 2013. Mr. Saber has served and President and Director of The Pulse Network since its formation in June 2011. From June 1994 until June 2011, Mr. Saber served as President of CrossTech Media, LLC, managing over 30 events in the technology space, and Chief Operating Officer at Exgenex, a predecessor corporation to The Pulse Network. At CrossTech, Mr. Saber was involved with managing four acquisitions over the past five years. Earlier in his career, Mr. Saber was a management consultant at Coopers and Lybrand, where he sold and managed IT Systems, IS projects, and business reengineering projects for Fortune 1000 companies. Mr. Saber holds a bachelor’s degree in Business from Babson College. Mr. Saber’s knowledge of and career at the Pulse Networks led to our conclusion that he should serve as a director in light of our business and structure.

John Saber
Chief Information Officer and Director

John Saber has served as our Chief Information Officer and a Director, since March 29, 2013.  Mr. Saber has served and Chief Information Officer, Vice President of Research and Design, and Director of The Pulse Network since its formation in June 2011. From June 1994 until June 2011, Mr. Saber served as the Vice President for CrossTech Partners, responsible for the design and development of the software-as-a-service platform. Prior to CrossTech Partners, Mr. Saber served as a management consultant for Coopers & Lybrand where he managed projects at Genzyme, AllAmerica Financial, HP, and Fidelity. Mr. Saber has also served as the Director of Systems for McBer & Company (a subsidiary of the Hay Group). Mr. Saber received his Bachelors of Science in MIS and Quantitative Methods, and an MBA with an MIS concentration from Babson College.  Mr. Saber’s knowledge of and career at the Pulse Networks led to our conclusion that he should serve as a director in light of our business and structure.

Employment Agreements

In connection with the Company’s March 29, 2013 share exchange with The Pulse network, the Company entered into five-year employment agreements with its three new officers and directors:  Stephen Saber, Nicholas Saber and John Saber.

The individual employment agreements, dated March 29, 2013, provide for an initial annual base salary, commencing April 1, 2013, of $350,000 for Stephen Saber, $275,000 for Nicholas Saber and $225,000 John Saber.  Each salary will increase by 7% on April 1 of each year, beginning in 2014, based on the salary due in the year prior to each such 7% increase.  The agreements also provide for (i) a bonus of cash compensation equal to 1.5% of all monthly net revenues of the Company and The Pulse Network, (ii) the Company to pay for executive’s costs related to executive’s reasonable monthly cell phone and other mobile Internet costs, home office Internet costs, (iii) the Company to pay for executive’s car and commuting costs, not to exceed $1,100 per month, and club membership costs, payable not later than 10 days after the end of each month, and (iv) a severance payment for each executive equal to his then current annual base salary rate upon the termination of the executive’s employment by the Company without cause or by the executive for good reason or in the event of a change in control.  The employment agreements also entitle the executives to participate in our employee benefit programs and provide for other customary benefits.  In addition, each employment agreement provides compensation pursuant periodic grants of tock options thereafter as recommended by our board of directors (no options have been granted to any executive as of the date of this Form 8-K).  Finally, the employment agreements prohibit the executives from engaging in certain activities which compete with the Company, seek to recruit its employees or disclose any of its trade secrets or otherwise confidential information.

Family Relationships

Our three directors and officers are brothers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

Code of Ethics

We have not adopted a Code of Ethics but expect to adopt a Code of Ethics and will require that each employee abide by the terms of such Code of Ethics.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2012 and 2011.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Mohamed Ayad; President, Chief Executive Officer, Secretary, Treasurer and Director (1)	2012 2011	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

Stephen Saber; Chief Executive Officer, and Chairman of the Board of Directors (2)	2012 2011	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

Nicholas Saber; President, Secretary, Treasurer, and Director (3)	2012 2011	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

John Saber; Chief Information Officer, and Director (4)	2012 2011	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

(1) Appointed President, Chief Executive Officer, Secretary, Treasurer and Director on March 9, 2011, and resigned from all such offices and positions on March 29, 2013.

(2) Appointed Chief Executive Officer and Chairman of the Board of Directors on March 29, 2013.

(3) Appointed President, Secretary, Treasurer and Director on March 29, 2013.

(4) Appointed Chief Information Officer and Director on March 29, 2013.

There has been no cash payment paid to the executive officers for services rendered in all capacities to us for the fiscal period ended March 31, 2012 and through the date of filing of this Form 8-K. There has been no compensation awarded to, earned by, or paid to the executive officers by any person for services rendered in all capacities to us for the fiscal period ended March 31, 2012 and through the date of filing of this Form 8-K.

Option Grants

We had no outstanding equity awards as of the end of the fiscal period ended March 31, 2012 and through the date of filing of this Form 8-K.

On March 29, 2012, the Board of Directors of the Company approved and adopted the terms and provisions of a 2013 Stock Option Plan for the Company.  An aggregate of 15,000,000 shares of the Company’s common stock are initially reserved for issuance upon exercise of nonqualified and/or incentive stock options which may be granted under the 2013 Stock Option Plan. No options have yet been issued under the 2013 Stock Option Plan.

Option Exercises and Fiscal Year-End Option Value Table.

There were no stock options exercised by the named executive officers as of the end of the fiscal period ended March 31, 2012 and through the date of filing of this Form 8-K..

Long-Term Incentive Plans and Awards

There were no awards made to a named executive officer, under any long-term incentive plan, as of the end of the fiscal period ended March 31, 2012 and through the date of filing of this Form 8-K..

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

In connection with the Company’s March 29, 2013 share exchange with The Pulse network, the Company entered into five-year employment agreements with its three new officers and directors:  Stephen Saber, Nicholas Saber and John Saber.

The individual employment agreements, dated March 29, 2013, provide for an initial annual base salary, commencing April 1, 2013, of $350,000 for Stephen Saber, $275,000 for Nicholas Saber and $225,000 John Saber.  Each salary will increase by 7% on April 1 of each year, beginning in 2014, based on the salary due in the year prior to each such 7% increase.  The agreements also provide for (i) a bonus of cash compensation equal to 1.5% of all monthly net revenues of the Company and The Pulse Network, (ii) the Company to pay for executive’s costs related to executive’s reasonable monthly cell phone and other mobile Internet costs, home office Internet costs, (iii) the Company to pay for executive’s car and commuting costs, not to exceed $1,100 per month, and club membership costs, payable not later than 10 days after the end of each month, and (iv) a severance payment for each executive equal to his then current annual base salary rate upon the termination of the executive’s employment by the Company without cause or by the executive for good reason or in the event of a change in control.  The employment agreements also entitle the executives to participate in our employee benefit programs and provide for other customary benefits.  In addition, each employment agreement provides compensation pursuant periodic grants of tock options thereafter as recommended by our board of directors (no options have been granted to any executive as of the date of this Form 8-K).  Finally, the employment agreements prohibit the executives from engaging in certain activities which compete with the Company, seek to recruit its employees or disclose any of its trade secrets or otherwise confidential information.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

On March 29, 2013, the Company, entered into a Share Exchange Agreement, dated March 29, 2013 (the “Share Exchange Agreement”), by and among the Company, The Pulse Network, and the holders of common stock of The Pulse Network.  The holders of the common stock of The Pulse Network consisted of Stephen Saber, Nicholas Saber and John Saber.

Under the terms and conditions of the Share Exchange Agreement, the Company sold 75,000,000 shares of common stock, 1,000 shares of Series A Preferred Stock and 15,000,000 shares of Series B Preferred Stock of the Company in consideration for all the issued and outstanding shares in The Pulse Network.  Each share of Series A Preferred Stock is convertible into one share of common stock of the Company and requires the consent of the majority of the holders of Series A Preferred Stock to change the composition of the board of directors or President and Chief Executive Officer of the Company, change the Articles of Incorporation or Bylaws of the Company, or engage in merger, sale of assets, share exchange or other reorganization of the Company. Each share of Series B Preferred Stock is convertible into 5 shares of common stock and equal to 100 votes of common stock of the Company.  The effect of the issuance is that The Pulse Network shareholders now hold approximately 90.9% of the issued and outstanding shares of common stock of the Company.

Stephen Saber, the Company’s new Chief Executive Officer and Chairman of the Board of Directors, is the holder of 31,005,000 shares of common stock of the Company, 414 shares of Series A Preferred Stock (convertible into 414 shares of common stock) of the Company and 6,201,000 shares of Series B Preferred Stock of the Company (convertible into 31,005,000 shares of common stock).  Stephen Saber, therefore, controls 62,010,414 shares, or 37.5%, of the outstanding common stock of the Company, on a fully diluted basis.

Nicholas Saber, the Company’s new President, Secretary, Treasurer, as well as being a new Director, is the holder of 21,997,500 shares of common stock of the Company, 293 shares of Series A Preferred Stock (convertible into 293 shares of common stock) of the Company and 4,399,500 shares of Series B Preferred Stock of the Company (convertible into 21,997,500 shares of common stock).  Nicholas Saber, therefore, controls 43,995,293 shares, or 26.6%, of the outstanding common stock of the Company, on a fully diluted basis.

John Saber, the Company’s new Chief Information Officer, as well as being a new Director, is the holder of 21,997,500 shares of common stock of the Company, 293 shares of Series A Preferred Stock (convertible into 293 shares of common stock) of the Company and 4,399,500 shares of Series B Preferred Stock of the Company (convertible into 21,997,500 shares of common stock).  John Saber, therefore, controls 43,995,293 shares, or 26.6%, of the outstanding common stock of the Company, on a fully diluted basis.

Stephen Saber, Nicholas Saber and John Saber are brothers.

As a result of the share exchange with Stephen Saber, Nicholas Saber and John Saber, The Pulse Network is now a wholly-owned subsidiary of the Company.   Articles of Exchange were filed with the Commonwealth of Massachusetts, effective March 29, 2013.

In connection with the Company’s March 29, 2013 share exchange with The Pulse network, the Company entered into five-year employment agreements with its three new officers and directors:  Stephen Saber, Nicholas Saber and John Saber, all of whom were the sole stockholders of The Pulse Network immediately prior to the share exchange.

The individual employment agreements, dated March 29, 2013, provide for an initial annual base salary, commencing April 1, 2013, of $350,000 for Stephen Saber, $275,000 for Nicholas Saber and $225,000 John Saber.  Each salary will increase by 7% on April 1 of each year, beginning in 2014, based on the salary due in the year prior to each such 7% increase.  The agreements also provide for (i) a bonus of cash compensation equal to 1.5% of all monthly net revenues of the Company and The Pulse Network, (ii) the Company to pay for executive’s costs related to executive’s reasonable monthly cell phone and other mobile Internet costs, home office Internet costs, (iii) the Company to pay for executive’s car and commuting costs, not to exceed $1,100 per month, and club membership costs, payable not later than 10 days after the end of each month, and (iv) a severance payment for each executive equal to his then current annual base salary rate upon the termination of the executive’s employment by the Company without cause or by the executive for good reason or in the event of a change in control.  The employment agreements also entitle the executives to participate in our employee benefit programs and provide for other customary benefits.  In addition, each employment agreement provides compensation pursuant periodic grants of tock options thereafter as recommended by our board of directors (no options have been granted to any executive as of the date of this Form 8-K).  Finally, the employment agreements prohibit the executives from engaging in certain activities which compete with the Company, seek to recruit its employees or disclose any of its trade secrets or otherwise confidential information.

We operate from leased space, 50% of which is beneficially owned by Stephen Saber and Nicholas Saber, two of our officers and directors.  The Company leases its office space under a non-cancelable lease agreement with a related party which expires August 1, 2015.  Future minimum rent payment under this agreement are $72, 369 for each of the years ending March 31, 2013, 2014 and 2015 and $24,123 for the year ending March 31, 2016. Total rent expense, including common area, maintenance, taxes, insurance and utilities, was $130,426 and $127,163 for the years ended March 31, 2012 and 2011, respectively.

The Pulse Network provides back office and IT support services to Clintara LLC (“Clintara”).  The Pulse Network also provides video creation services for the creation of Clintara training videos.  30% of Clintara is beneficially owned by Stephen Saber, Nicholas Saber, and John Saber.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of three members, none of whom qualifies as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings.  From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Since May 3, 2012, our common stock has been quoted on the OTC Bulletin Board and the OTCQB tier of the OTC Markets Group, Inc., currently under the symbol “ISNN.”  The table below sets forth the high and low bid prices for our common stock for the period indicated as reported on the OTC Markets Group Inc. website.

	Common Stock Market Price
Financial Quarter Ended	High ($)	Low ($)

December 31, 2012	0.00	0.00
September 30, 2012	0.00	0.00
June 30, 2012	0.00	0.00

As of March 29, 2013, approximately 165,001,000 shares of our common stock were issued and outstanding.

Holders

As of March 29, 2013, there were approximately 27 holders of record of our common stock, 3 holders of record of our shares of Series B Preferred Stock, and 3 holders of record of our Series A Preferred Stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our Board of Directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our Board of Directors has complete discretion on whether to pay dividends. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

Penny Stock Regulations

The Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF OUR SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our articles of incorporation relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified in its entirety by reference to our articles of incorporation and our bylaws. You should read our articles of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

Our authorized share capital consists of 225,000,000 shares of common stock, par value $0.001 per share, of which 300,000,00 are shares of common stock and 25,000,000 shares have been designated as “blank check” preferred stock. Of the 25,000,000 shares designated as blank check Preferred Stock, 1,000 shares have been designated as “Series A Preferred Stock” and 15,000,000 have been designated as “Series B preferred Stock.”   As of March 29, 2013, there were 90,000,000 shares of our common stock outstanding, 1,000 shares of Series A Preferred Stock (convertible into 1,000 shares of common stock) outstanding, and 15,000,000 shares of Series B Preferred Stock (convertible into 75,000,000 shares of common stock) outstanding.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

•	general business conditions;
•	industry practice;
•	our financial condition and performance;
•	our future prospects;
•	our cash needs and capital investment plans;
•	income tax consequences; and
•	the restrictions Nevada and other applicable laws and our credit arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Series A Preferred Stock

The following is a summary of the material rights and restrictions associated with our Series A Preferred Stock. Each share of Series A Preferred Stock is convertible on a one-for-one basis into common stock and has all of the voting rights that the holders of our common stock has and so long as any shares of Series A Preferred Stock are outstanding, The Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class:

(1) amend our Articles of Incorporation or Bylaws;

(2) change or modify the rights, preferences or other terms of the Series A Preferred Stock, or increase or decrease the number of authorized shares of Series A Preferred Stock;

(3) reclassify or recapitalize any outstanding equity securities, or authorize or issue, or undertake an obligation to authorize or issue, any equity securities (or any debt securities convertible into or exercisable for any equity securities) having rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock;

(4) authorize or effect any transaction constituting a Deemed Liquidation (as defined in this subparagraph), or any other merger or consolidation of the Corporation. For purposes of this paragraph, a “Deemed Liquidation” shall mean: (A) the closing of the sale, transfer or other disposition of all or substantially all of the Corporation’s assets (including an irrevocable or exclusive license with respect to all or substantially all of the Corporation’s intellectual property); (B) the consummation of a merger, share exchange or consolidation with or into any other corporation, limited liability company or other entity (except one in which the holders of capital stock of the Corporation as constituted immediately prior to such merger, share exchange or consolidation continue to hold at least 50% of the voting power of the capital stock of the Corporation or the surviving or acquiring entity (or its parent entity)), (C) authorize or effect any transaction liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, provided , however , that none of the following shall be considered a Deemed Liquidation: (i) a merger effected exclusively for the purpose of changing the domicile of the Corporation, or (ii) a transaction or other event deemed to be exempt from the definition of a Deemed Liquidation by the holders of at least a majority of the then outstanding Series A Preferred Stock;

(5) increase or decrease the size of the Board of Directors as provided in the Bylaws of the Corporation or remove any of the Series A Directors (unless approved by the Board of Directors including the Series A Directors);

(6) declare or pay any dividends or make any other distribution with respect to any class or series of capital stock (unless approved by the Board of Directors including the Series A Directors);

(7) redeem, repurchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any outstanding shares of capital stock (other than the repurchase of shares of common stock from employees, consultants or other service providers pursuant to agreements approved by the Board of Directors under which the Corporation has the option to repurchase such shares at no greater than original cost upon the occurrence of certain events, such as the termination of employment) (unless approved by the Board of Directors including the Series A Directors);

(8) amend any stock option plan of the Corporation, if any (other than amendments that do not require approval of the stockholders under the terms of the plan or applicable law) or approve any new equity incentive plan;

(9) replace the President and/or Chief Executive Officer of the Corporation (unless approved by the Board of Directors including the Series A Directors); or

(10) transfer assets to any subsidiary or other affiliated entity.

Series B Preferred Stock

The following is a summary of the material rights and restrictions associated with our Series B Preferred Stock.  Each share of Series B Preferred Stock is (i) convertible, at the option of the holder, on a 1-for-5 basis, into shares of common stock (subject to stock dividends, stock splits and the like) of the Company, (ii) automatically converts into shares common stock immediately prior to a merger, sale of assets, share exchange, or other reorganization, and (iii) has voting rights equal to 1,000 shares of common stock (subject to stock dividends, stock split and the like).

Transfer Agent and Registrar

The transfer agent for our common stock is Empire Stock Transfer of Henderson, Nevada.  Their address is 1859 Whitney Mesa Drive, Henderson, Nevada 89014, and their telephone number is (702) 818-5898.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

 Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no other changes to our independent registered public accountants within the past two fiscal years.

Item 3.03 Material Modification to Rights of Security Holders

On March 27, 2013, we filed with the Secretary of State of the State of Nevada (i) a Certificate of Designation designating 1,000 shares of “blank check” preferred stock as “Series A Preferred Stock” and (ii) a Certificate of Designation designating 15,000,000 shares of “blank check” preferred stock as “Series B Preferred Stock”.

Series A Preferred Stock

The following is a summary of the material rights and restrictions associated with our Series A Preferred Stock. Each share of Series A Preferred Stock is convertible on a one-for-one basis into common stock and has all of the voting rights that the holders of our common stock has and so long as any shares of Series A Preferred Stock are outstanding, The Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class:

(1) amend our Articles of Incorporation or Bylaws;

(2) change or modify the rights, preferences or other terms of the Series A Preferred Stock, or increase or decrease the number of authorized shares of Series A Preferred Stock;

(3) reclassify or recapitalize any outstanding equity securities, or authorize or issue, or undertake an obligation to authorize or issue, any equity securities (or any debt securities convertible into or exercisable for any equity securities) having rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock;

(4) authorize or effect any transaction constituting a Deemed Liquidation (as defined in this subparagraph), or any other merger or consolidation of the Corporation. For purposes of this paragraph, a “Deemed Liquidation” shall mean: (A) the closing of the sale, transfer or other disposition of all or substantially all of the Corporation’s assets (including an irrevocable or exclusive license with respect to all or substantially all of the Corporation’s intellectual property); (B) the consummation of a merger, share exchange or consolidation with or into any other corporation, limited liability company or other entity (except one in which the holders of capital stock of the Corporation as constituted immediately prior to such merger, share exchange or consolidation continue to hold at least 50% of the voting power of the capital stock of the Corporation or the surviving or acquiring entity (or its parent entity)), (C) authorize or effect any transaction liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, provided , however , that none of the following shall be considered a Deemed Liquidation: (i) a merger effected exclusively for the purpose of changing the domicile of the Corporation, or (ii) a transaction or other event deemed to be exempt from the definition of a Deemed Liquidation by the holders of at least a majority of the then outstanding Series A Preferred Stock;

(5) increase or decrease the size of the Board of Directors as provided in the Bylaws of the Corporation or remove any of the Series A Directors (unless approved by the Board of Directors including the Series A Directors);

(6) declare or pay any dividends or make any other distribution with respect to any class or series of capital stock (unless approved by the Board of Directors including the Series A Directors);

(7) redeem, repurchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any outstanding shares of capital stock (other than the repurchase of shares of common stock from employees, consultants or other service providers pursuant to agreements approved by the Board of Directors under which the Corporation has the option to repurchase such shares at no greater than original cost upon the occurrence of certain events, such as the termination of employment) (unless approved by the Board of Directors including the Series A Directors);

(8) amend any stock option plan of the Corporation, if any (other than amendments that do not require approval of the stockholders under the terms of the plan or applicable law) or approve any new equity incentive plan;

(9) replace the President and/or Chief Executive Officer of the Corporation (unless approved by the Board of Directors including the Series A Directors); or

(10) transfer assets to any subsidiary or other affiliated entity.

Series B Preferred Stock

The following is a summary of the material rights and restrictions associated with our Series B Preferred Stock.  Each share of Series B Preferred Stock is (i) convertible, at the option of the holder, on a 1-for-5 basis, into shares of common stock (subject to stock dividends, stock splits and the like) of the Company, (ii) automatically converts into shares common stock immediately prior to a merger, sale of assets, share exchange, or other reorganization, and (iii) has voting rights equal to 1,000 shares of common stock (subject to stock dividends, stock split and the like).

Item 3.02  Unregistered Sales of Equity Securities.

On March 29, 2013, pursuant to the terms and conditions of the Share Exchange Agreement, the Company sold 75,000,000 shares of common stock, 1,000 shares of Series A Preferred Stock and 15,000,000 shares of Series B Preferred Stock of the Company and in consideration for all the issued and outstanding shares in The Pulse Network.  Each share of Series A Preferred Stock is convertible into one share of common stock of the Company and requires the consent of the majority of the holders of Series A Preferred Stock to change the composition of the board of directors or President and Chief Executive Officer of the Company, change the Articles of Incorporation or Bylaws of the Company, or engage in merger, sale of assets, share exchange or other reorganization of the Company. Each share of Series B Preferred Stock is convertible into 5 shares of common stock and equal to 100 votes of common stock of the Company.  The effect of the issuance is that The Pulse Network shareholders now hold approximately 90.9% of the issued and outstanding shares of common stock of the Company.

Stephen Saber, the Company’s new Chief Executive Officer and Chairman of the Board of Directors, is the holder of 31,005,000 shares of common stock of the Company, 414 shares of Series A Preferred Stock (convertible into 414 shares of common stock) of the Company and 6,201,000 shares of Series B Preferred Stock of the Company (convertible into 31,005,000 shares of common stock).  Stephen Saber, therefore, controls 62,010,414 shares, or 37.5%, of the outstanding common stock of the Company, on a fully diluted basis.

Nicholas Saber, the Company’s new President, Secretary, Treasurer, as well as being a new Director, is the holder of 21,997,500 shares of common stock of the Company, 293 shares of Series A Preferred Stock (convertible into 293 shares of common stock) of the Company and 4,399,500 shares of Series B Preferred Stock of the Company (convertible into 21,997,500 shares of common stock).  Nicholas Saber, therefore, controls 43,995,293 shares, or 26.6%, of the outstanding common stock of the Company, on a fully diluted basis.

John Saber, the Company’s new Chief Information Officer, as well as being a new Director, is the holder of 21,997,500 shares of common stock of the Company, 293 shares of Series A Preferred Stock (convertible into 293 shares of common stock) of the Company and 4,399,500 shares of Series B Preferred Stock of the Company (convertible into 21,997,500 shares of common stock).  John Saber, therefore, controls 43,995,293 shares, or 26.6%, of the outstanding common stock of the Company, on a fully diluted basis.

The Company offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(2) of Securities Act.

Item 5.01  Changes in Control of Registrant.

Pursuant to the term and conditions of the Share Exchange Agreement, on March 29, 2013, Stephen Saber, Nicholas Saber and John Saber were appointed to the Board of Directors, with Stephen Saber being the Chairman of the Board of Directors.  Additionally, on March 29, 2013, Stephen Saber was appointed Chief Executive Officer and Chairman of the Board of Directors; Nicholas Saber was appointed President, Secretary, and Treasurer, and; John Saber was appointed Chief Information Officer.

On March 29, 2013, pursuant to the terms and conditions of the Share Exchange Agreement, the Company sold 1,000 shares of Series A Preferred Stock and 15,000,000 shares of Series B Preferred Stock of the Company and in consideration for all the issued and outstanding shares in The Pulse Network.  The effect of the issuance is that The Pulse Network shareholders now hold approximately 90.9% of the issued and outstanding shares of common stock of the Company.

Stephen Saber, the Company’s new Chief Executive Officer and Chairman of the Board of Directors, is the holder of 31,005,000 shares of common stock of the Company, 414 shares of Series A Preferred Stock (convertible into 414 shares of common stock) of the Company and 6,201,000 shares of Series B Preferred Stock of the Company (convertible into 31,005,000 shares of common stock).  Stephen Saber, therefore, controls 62,010,414 shares, or 37.5%, of the outstanding common stock of the Company, on a fully diluted basis.

Nicholas Saber, the Company’s new President, Secretary, Treasurer, as well as being a new Director, is the holder of 21,997,500 shares of common stock of the Company, 293 shares of Series A Preferred Stock (convertible into 293 shares of common stock) of the Company and 4,399,500 shares of Series B Preferred Stock of the Company (convertible into 21,997,500 shares of common stock).  Nicholas Saber, therefore, controls 43,995,293 shares, or 26.6%, of the outstanding common stock of the Company, on a fully diluted basis.

John Saber, the Company’s new Chief Information Officer, as well as being a new Director, is the holder of 21,997,500 shares of common stock of the Company, 293 shares of Series A Preferred Stock (convertible into 293 shares of common stock) of the Company and 4,399,500 shares of Series B Preferred Stock of the Company (convertible into 21,997,500 shares of common stock).  John Saber, therefore, controls 43,995,293 shares, or 26.6%, of the outstanding common stock of the Company, on a fully diluted basis.

Each share of Series A Preferred Stock is convertible on a one-for-one basis into common stock and has all of the voting rights that the holders of our common stock has.  In addition, the holders of a majority of the shares of Series A Preferred Stock represented at a duly called special or annual meeting of such shareholders or by an action by written consent for that purpose shall be entitled to elect three (3) directors (the “Series A Directors”).  The holders of the Series A Preferred Stock may waive their rights to elect such three (3) directors at any time and assign such right to the board of directors to elect such directors; and (b) the holders of a majority of the shares of common stock represented at a duly called special or annual meeting of such shareholders or by an action by written consent for that purpose shall be entitled to elect two (2)   directors.

So long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class:

(1) amend our Articles of Incorporation or Bylaws;

(2) change or modify the rights, preferences or other terms of the Series A Preferred Stock, or increase or decrease the number of authorized shares of Series A Preferred Stock;

(3) reclassify or recapitalize any outstanding equity securities, or authorize or issue, or undertake an obligation to authorize or issue, any equity securities (or any debt securities convertible into or exercisable for any equity securities) having rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock;

(4) authorize or effect any transaction constituting a Deemed Liquidation (as defined in this subparagraph), or any other merger or consolidation of the Company. For purposes of this paragraph, a “Deemed Liquidation” shall mean: (A) the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets (including an irrevocable or exclusive license with respect to all or substantially all of the Company’s intellectual property); (B) the consummation of a merger, share exchange or consolidation with or into any other corporation, limited liability company or other entity (except one in which the holders of capital stock of the Company as constituted immediately prior to such merger, share exchange or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity (or its parent entity)), (C) authorize or effect any transaction liquidation, dissolution or winding up of the Company, either voluntary or involuntary, provided , however , that none of the following shall be considered a Deemed Liquidation: (i) a merger effected exclusively for the purpose of changing the domicile of the Company, or (ii) a transaction or other event deemed to be exempt from the definition of a Deemed Liquidation by the holders of at least a majority of the then outstanding Series A Preferred Stock;

(5) increase or decrease the size of the Board of Directors as provided in the Bylaws of the Company or remove any of the Series A Directors (unless approved by the Board of Directors including the Series A Directors);

(6) declare or pay any dividends or make any other distribution with respect to any class or series of capital stock (unless approved by the Board of Directors including the Series A Directors);

(7) redeem, repurchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any outstanding shares of capital stock (other than the repurchase of shares of common stock from employees, consultants or other service providers pursuant to agreements approved by the Board of Directors under which the Company has the option to repurchase such shares at no greater than original cost upon the occurrence of certain events, such as the termination of employment) (unless approved by the Board of Directors including the Series A Directors);

(8) amend any stock option plan of the Company, if any (other than amendments that do not require approval of the stockholders under the terms of the plan or applicable law) or approve any new equity incentive plan;

(9) replace the President and/or Chief Executive Officer of the Company (unless approved by the Board of Directors including the Series A Directors); or

(10) transfer assets to any subsidiary or other affiliated entity.

The Company issued the shares of Series A Preferred Stock and Series B Preferred Stock on March 29, 2013.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 28, 2012 the Board of Directors and the majority of voting power held by our stockholders, approved an amendment to our Articles of Incorporation to effect a change of our name from “iSoft International Inc.” to “The Pulse Network, Inc.” (the “Name Change”).  A Certificate of Amendment, effecting the Name Change under Nevada law, was filed with the Nevada Secretary of State on March 14, 2013.

On February 28, 2012 the Board of Directors and the majority of voting power held by our stockholders, approved an amendment to our Articles of Incorporation to effect a forward split of all of our issued and outstanding shares of common stock, at a ratio of fifteen-for-one (15:1).  A Certificate of Change, effecting the forward stock split under Nevada law, was filed with the Nevada Secretary of State on March 14, 2013.

On February 28, 2012 the Board of Directors and the majority of voting power held by our stockholders, approved an amendment to our Articles of Incorporation to increasing the number of authorized shares of common stock from 75,000,000 to 200,000,000 and) creating 25,000,000 shares of “blank check” preferred stock.  A Certificate of Amendment, effecting the increase in the authorized and the creation of the “blank check” preferred stock under Nevada law, was filed with the Nevada Secretary of State on March 14, 2013.

The board of directors believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of common stock in an amount adequate to provide for the Company’s future needs. The unissued shares of common stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions.  The Company has no present (i) plans or commitments for the issuance or use of the additional shares of common stock in connection with any financing, or (ii) plans, proposals or arrangements, written or otherwise, at this time to issue any of the additional authorized shares of common stock in connection with a merger or acquisition.

Common Stock

The increase the number of authorized shares of common stock from 75,000,000 to 200,000,000 is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Articles of Incorporation or the Bylaws of the Company in effect on the date of this Information Statement. However, the Company’s stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of the Company or the board of directors more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management.  The Company is not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of the Company’s common stock.  The Company has no present intention to use the increased number of authorized common stock for anti-takeover purposes.

“Blank Check” Preferred Stock

The “blank check” preferred tock may be issued from time to time in one or more series by our board of directors.  Our board of directors will be expressly authorized to provide, by resolution(s) duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series of preferred stock.

Reasons for the Creation of “Blank Check” Preferred Stock

We believe that for us to successfully execute our business strategy we will need to raise investment capital and it may be preferable or necessary to issue preferred stock to investors.  Preferred stock usually grants the holders certain preferential rights in voting, dividends, liquidation or other rights in preference over a company’s common stock. Accordingly, in order to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets, the amendment to our Articles of Incorporation creating the 25,000,000 shares of blank check preferred stock (the “Preferred Stock Amendment”) has created 25,000,000 authorized shares of “blank check” preferred stock for us to issue.

The term “blank check” refers to preferred stock, the creation and issuance of which is authorized in advance by our Stockholders and the terms, rights and features of which are determined by our board of directors upon issuance.  The authorization of such “blank check” preferred stock permits our board of directors to authorize and issue preferred stock from time to time in one or more series without seeking further action or vote of our Stockholders.

Principal Effects of the Creation of “Blank Check” Preferred Stock

Subject to the provisions of the Preferred Stock Amendment and the limitations prescribed by law, our board of directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by our  stockholders.  Our board of directors would be required to make any determination to issue shares of preferred stock based on its judgment as to what is in our best interests and the best interests of our stockholders.  The Preferred Stock Amendment will give our board of directors flexibility, without further stockholder action, to issue preferred stock on such terms and conditions as our board of directors deems to be in our best interests and the best interests of our stockholders.

We believe that the creation of the “blank check” preferred stock will provide us with increased financial flexibility in meeting future capital requirements.  It will allow preferred stock to be available for issuance from time to time and with such features as determined by our board of directors for any proper corporate purpose.  It is anticipated that such purposes may include, without limitation, exchanging preferred stock for common stock, the issuance for cash as a means of obtaining capital for our use, or issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets.

The issuance by us of preferred stock could dilute both the equity interests and the earnings per share of existing holders of our common stock.  Such dilution may be substantial, depending upon the amount of shares issued.  The newly authorized shares of preferred stock could also have voting rights superior to our common stock, and therefore would have a dilutive effect on the voting power of our existing Stockholders.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of our Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of our Company.  Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our Company by means of a tender offer, proxy contest, merger or otherwise.  The ability of our board of directors to issue such shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of our Company by tender offer or other means.  Such issuances could therefore deprive our stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such shares of preferred stock to persons friendly to our board of directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

The Company has no present (i) plans or commitments for the issuance or use of the preferred stock in connection with any financing, or (ii) plans, proposals or arrangements, written or otherwise, at this time to issue any of the additional authorized shares of common stock in connection with a merger or acquisition.

Anti-Takeover Effects

The Preferred Stock Amendment will provide us with shares of preferred stock which would permit us to issue additional shares of capital stock that could dilute the ownership of the holders of our common stock by one or more persons seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of the Company with another company.  The creation of the preferred stock is not being undertaken in response to any effort of which our board of directors is aware to enable anyone to accumulate shares of our common stock or gain control of the Company.   The purpose of the creation of the preferred stock is to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets.  However, we presently have no plans, proposals, or arrangements to issue any of the newly authorized shares of preferred stock for any purpose whatsoever, including future acquisitions and/or financings.

Other than the creation of the “blank check” preferred stock, our board of directors does not currently contemplate the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.  While it is possible that management could use the additional authorized shares of common stock or preferred stock to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders, we have no intent, plans or proposals to use the newly created preferred stock as an anti-takeover mechanism or to adopt other provisions or enter into other arrangements that may have anti-takeover consequences.

While the creation of the “blank check” preferred stock may have anti-takeover ramifications, our board of directors believes that the financial flexibility offered by such corporate actions will outweigh the disadvantages.  To the extent that these corporate actions may have anti-takeover effects, third parties seeking to acquire us may be encouraged to negotiate directly with our board of directors, enabling us to consider the proposed transaction in a manner that best serves the stockholders’ interests.

A description of an amendment to our Articles of Incorporation to effect the designation of 1,000 shares of “blank check” preferred stock as “Series A Preferred Stock” designation of 15,000,000 shares of “blank check” preferred stock as “Series B Preferred Stock”, contained in Item 3.03 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 5.06 Change in Shell Company Status

Reference is made to the disclosure set forth under Items 1.01 and 2.01 of this Form 8-K, which disclosure is incorporated herein by reference.  On March 29, 2013, the Company entered into the Share Exchange Agreement, dated March 29, 2013, by and among the Company, The Pulse Network, Inc., a Massachusetts corporation (“The Pulse Network”), and the holders of common stock of The Pulse Network.  The holders of the common stock of The Pulse Network consisted of Stephen Saber, Nicholas Saber and John Saber.  As a result of the share exchange with Stephen Saber, Nicholas Saber and John Saber, The Pulse Network is now a wholly-owned subsidiary of the Company.   Articles of Exchange were filed with the Commonwealth of Massachusetts, effective March 29, 2013. As a result of the consummation of the transactions contemplated by the Share Exchange Agreement, The Pulse Network became our wholly-owned operating subsidiary and we are no longer a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Events

On March 29, 2012, the Board of Directors of the Company approved and adopted the terms and provisions of a 2013 Stock Option Plan for the Company.  An aggregate of 15,000,000 shares of the Company’s common stock are initially reserved for issuance upon exercise of nonqualified and/or incentive stock options which may be granted under the 2013 Stock Option Plan. No options have yet been issued under the 2013 Stock Option Plan.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Filed herewith as Exhibit 99.1 to this Form 8-K and incorporated herein by reference are Audited Financial Statements for The Pulse Network, Inc., a Massachusetts corporation, for the year ended March 31, 2012 and 2011, and Unaudited Consolidated Financial Statements for the period ended December 31, 2012 (unaudited)

(b) Pro Forma Financial Information.

Filed herewith as Exhibit 99.2 to this Form 8-K and incorporated herein by reference is unaudited pro forma combined financial information of the Company, and its wholly owned subsidiary, The Pulse Network, Inc., a Massachusetts corporation.

(c) Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d) Exhibits:

Exhibit	Description

2.1
Share Exchange Agreement, dated March 29, 2013, by and among the Registrant, The Pulse Network, Inc., a Massachusetts corporation (“The Pulse Network”), and the holders of common stock of The Pulse Network.

2.2	Form of Articles of Share Exchange
3.1	Form of Certificate of Amendment to Articles of Incorporation
3.2	Form of Certificate of Change
3.3	Form of Certificate of Designation for Series A Preferred Stock
3.4	Form of Certificate of Designation for Series B Preferred Stock
3.5	Form of Amendment to Certificate of Designation for Series B Preferred Stock
4.1	2013 Stock Option Plan
10.1	Lease Agreement dated April 2005, by and between Canton Realty Associates Limited Partnership and The Pulse Network, Inc., a Massachusetts corporation (then named, Exgenex, Inc.)
10.2	Amendment of Lease dated June 2005 by and between Canton Realty Associates Limited Partnership and The Pulse Network, Inc., a Massachusetts corporation (then named, Exgenex, Inc.)
10.3	Second Amendment of Lease dated July 1, 2006 by and between Canton Realty Associates Limited Partnership and The Pulse Network, Inc., a Massachusetts corporation (then named, Exgenex, Inc.)
10.4	Employment Agreement dated March 29, 2013, by and between the Registrant and Stephen Saber
10.5	Employment Agreement dated March 29, 2013, by and between the Registrant and Nicholas Saber
10.6	Employment Agreement dated March 29, 2013, by and between the Registrant and John Saber
10.7	Stock Redemption Agreement dated March 29, 2013 by and between the Registrant and Mohamed Ayad
99.1
Audited Financial Statements for The Pulse Network, Inc., a Massachusetts corporation, for the year ended March 31, 2012 and 2011, and Unaudited Consolidated Financial Statements for the period ended December 31, 2012 (unaudited)

99.2	Unaudited Pro Forma Combined Financial Information of The Pulse Network, Inc. and its Wholly-Owned Subsidiary, The Pulse Network, Inc., a Massachusetts corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Pulse Network, Inc.
(Registrant)

Date: March 29, 2013	By:	/s/Stephen Saber
	Name:	Stephen Saber
	Title:	Chief Executive Officer (principal executive officer, principal financial officer and principal accounting officer)

EXHIBIT INDEX

Exhibit	Description

2.1
Share Exchange Agreement, dated March 29, 2013, by and among the Registrant, The Pulse Network, Inc., a Massachusetts corporation (“The Pulse Network”), and the holders of common stock of The Pulse Network.

2.2	Form of Articles of Share Exchange
3.1	Form of Certificate of Amendment to Articles of Incorporation
3.2	Form of Certificate of Change
3.3	Form of Certificate of Designation for Series A Preferred Stock
3.4	Form of Certificate of Designation for Series B Preferred Stock
3.5	Form of Amendment to Certificate of Designation for Series B Preferred Stock
4.1	2013 Stock Option Plan
10.1	Lease Agreement dated April 2005, by and between Canton Realty Associates Limited Partnership and The Pulse Network, Inc., a Massachusetts corporation (then named, Exgenex, Inc.)
10.2	Amendment of Lease dated June 2005 by and between Canton Realty Associates Limited Partnership and The Pulse Network, Inc., a Massachusetts corporation (then named, Exgenex, Inc.)
10.3	Second Amendment of Lease dated July 1, 2006 by and between Canton Realty Associates Limited Partnership and The Pulse Network, Inc., a Massachusetts corporation (then named, Exgenex, Inc.)
10.4	Employment Agreement dated March 29, 2013, by and between the Registrant and Stephen Saber
10.5	Employment Agreement dated March 29, 2013, by and between the Registrant and Nicholas Saber
10.6	Employment Agreement dated March 29, 2013, by and between the Registrant and John Saber
10.7	Stock Redemption Agreement dated March 29, 2013 by and between the Registrant and Mohamed Ayad
99.1
Audited Financial Statements for The Pulse Network, Inc., a Massachusetts corporation, for the year ended March 31, 2012 and 2011, and Unaudited Consolidated Financial Statements for the period ended December 31, 2012 (unaudited)

99.2	Unaudited Pro Forma Combined Financial Information of The Pulse Network, Inc. and its Wholly-Owned Subsidiary, The Pulse Network, Inc., a Massachusetts corporation